[WARBURG PINCUS LOGO]
                                   PROSPECTUS
                                  Common Class
                               February 28, 2001

                                 WARBURG PINCUS
                              EMERGING GROWTH FUND

                                       -

                                 WARBURG PINCUS
                          SMALL COMPANY VALUE II FUND

                                       -

                                 WARBURG PINCUS
                           SMALL COMPANY GROWTH FUND

           As with all mutual funds, the Securities and Exchange
           Commission has not approved these funds, nor has it passed upon the adequacy or accuracy of this Prospectus. It is a criminal offense to state otherwise.

           Warburg Pincus Funds are advised by Credit Suisse Asset Management, LLC.

    SUPPLEMENT TO THE PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION

                          WARBURG PINCUS VALUE II FUND
                   WARBURG PINCUS SMALL COMPANY VALUE II FUND

The following information supersedes certain information in the funds' Prospectuses and Statements of Additional Information.

                                  FUND MERGERS

     The consummation of the previously announced acquisition of Donaldson, Lufkin & Jenrette, Inc. ("DLJ") by Credit Suisse Group ("Credit Suisse") occurred on November 3, 2000, following which the assets and business of DLJ Asset Management Group, Inc. were transferred to Credit Suisse Asset Management, LLC ("CSAM").

     To rationalize the management of the funds and the former DLJ family of funds managed by CSAM (now called the Credit Suisse Warburg Pincus Funds), CSAM has proposed, and the Board of Directors of each fund has approved for submission to shareholders at meetings scheduled for late May 2001 as more fully explained below, the combinations of the funds (each, an "Acquired Fund") into similar funds within the Credit Suisse Warburg Pincus Funds (each, an "Acquiring Fund").

     The Board of Directors of each Acquired Fund has approved a proposed reorganization (each, an "Acquisition") where the assets of an Acquired Fund would be acquired by the relevant Acquiring Fund. The Acquisition will involve an exchange of shares of an Acquiring Fund for all of the assets of the relevant Acquired Fund. The Acquired Funds would then be liquidated and shares of the relevant Acquiring Fund would be distributed to the Acquired Fund's shareholders. The Acquisition will not result in any material changes to the goal or investment operations of the Acquired Funds since each of the Acquiring Funds has an investment objective and strategies similar to the investment objective and strategies of the corresponding Acquired Fund.

------------------------------------------------------------------------------
            ACQUIRED FUND                           ACQUIRING FUND
------------------------------------------------------------------------------
      Warburg Pincus Value Fund              Credit Suisse Warburg Pincus
                                                      Value Fund
------------------------------------------------------------------------------
    Warburg Pincus Small Company          Credit Suisse Warburg Pincus Small
             Value Fund                           Company Value Fund
------------------------------------------------------------------------------

     If the Acquisition is completed, each shareholder of an Acquired Fund would become a shareholder of the respective Acquiring Fund and receive shares of the appropriate class of that Acquiring Fund with a value equal to the value of the shareholder's investment in the relevant Acquired Fund. Each Acquisition is not expected to result in any gain or loss for federal income tax purposes to an Acquired Fund's shareholders.

     The investment advisory fees of the Acquiring Funds would be lower in each case than the corresponding Acquired Funds, and CSAM has agreed to reimburse expenses of each Acquiring Fund as necessary so that for the two-year period following the consummation of each Acquisition the total annual expense ratio of each Acquiring Fund would not be greater than the expense ratio of either the Acquiring Fund or the Acquired Fund for the 60-day period prior to consummation of the Acquisition.

     The Acquisition is subject to the completion of certain conditions, including the approval of shareholders of the respective Acquired Fund. Proxy materials describing the proposed Acquisitions will be mailed to shareholders of the Acquired Funds in anticipation of a special meeting of shareholders to be held on or about May 25, 2001. If approved by shareholders, the Acquisitions will occur shortly after the meeting.

Dated: February 28, 2001                                                 16-0201
                                                                             for
                                                                           WPUSS
                                                                           ADUSS
                                                                           WPUSL
                                                                           ADUSL

                       This page intentionally left blank

                                    CONTENTS


KEY POINTS.................... ....................           4
   Goals and Principal Strategies..................           4
   Investor Profile................................           4
   A Word About Risk...............................           5

PERFORMANCE SUMMARY............... ................           6
   Year-by-Year Total Returns......................           6
   Average Annual Total Returns....................           7

INVESTOR EXPENSES................ .................           8
   Fees and Fund Expenses..........................           8
   Example.........................................           9

THE FUNDS IN DETAIL............... ................          10
   The Management Firm.............................          10
   Multi-Class Structure...........................          10
   Fund Information Key............................          11

EMERGING GROWTH FUND............... ...............          12

SMALL COMPANY VALUE II FUND........... ............          14

SMALL COMPANY GROWTH FUND............ .............          16

MORE ABOUT RISK................. ..................          18
   Introduction....................................          18
   Types of Investment Risk........................          18
   Certain Investment Practices....................          20

MEET THE MANAGERS................ .................          24

ABOUT YOUR ACCOUNT................ ................          26
   Share Valuation.................................          26
   Buying and Selling Shares.......................          26
   Account Statements..............................          27
   Distributions...................................          27
   Taxes...........................................          27

OTHER INFORMATION................ .................          29
   About the Distributor...........................          29

FOR MORE INFORMATION............... ...............  back cover

                                   KEY POINTS
                         GOALS AND PRINCIPAL STRATEGIES


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-----
FUND/RISK FACTORS       GOAL                       STRATEGIES
EMERGING GROWTH FUND    Maximum capital            - Invests in U.S. equity
Risk factors:           appreciation               securities
 Market risk                                       - Focuses on emerging-growth
 Non-diversified                                     companies
  status                                           - Looks for growth
characteristics
 Special-situation                                 such as positive earnings and
 companies                                         potential for accelerated
growth
 Start-up and other
 small  companies
--------------------------------------------------------------------------------
-----
SMALL COMPANY VALUE II  Long-term capital          - Invests in equity
securities of
FUND                    appreciation               small U.S. companies
Risk factors:                                      - Analyzes factors such as
 Market risk                                         price-to-earnings, price-
to-book
 Special-situation                                   and price-to-cash flow
ratios,
 companies                                           using a value investment
style
 Start-up and other
  small companies
--------------------------------------------------------------------------------
-----
SMALL COMPANY GROWTH    Capital growth             - Invests in equity
securities of
FUND                                               small U.S. companies
Risk factors:                                      - Using a growth investment
style,
 Market risk                                       may look for either
developing or
 Special-situation                                 older companies in a growth
 companies                                         stage or companies providing
 Start-up and other                                products or services with a
high
  small companies                                  unit-volume growth rate
--------------------------------------------------------------------------------
-----

     INVESTOR PROFILE

   THESE FUNDS ARE DESIGNED FOR INVESTORS WHO:

 - are investing for long-term goals that may include college or retirement

 - are willing to assume the risk of losing money in exchange for attractive potential long-term returns

 - are investing for capital appreciation

 - want to diversify their portfolios with more aggressive stock funds

   THEY MAY NOT BE APPROPRIATE IF YOU:

 - are investing for a shorter time horizon

 - are uncomfortable with an investment that will fluctuate in value

 - are looking for income

   You should base your selection of a fund on your own goals, risk preferences and time horizon.


     A WORD ABOUT RISK

   All investments involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money.

   Principal risk factors for the funds are discussed below. Before you invest, please make sure you understand the risks that apply to your fund. As with any mutual fund, you could lose money over any period of time.

   Investments in the funds are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

MARKET RISK
All funds

   The market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations, which are often referred to as "volatility," may cause a security to be worth less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy, or the market as a whole. Market risk is common to most investments--including stocks and bonds, and the mutual funds that invest in them.

START-UP AND OTHER SMALL COMPANIES
All funds

   Start-up and other small companies may have less-experienced management, limited product lines, unproven track records or inadequate capital reserves. Their securities may carry increased market, liquidity and other risks. Key information about the company may be inaccurate or unavailable.

SPECIAL-SITUATION COMPANIES
All funds

   "Special situations" are unusual developments that affect a company's market value. Examples include mergers, acquisitions and reorganizations. Securities of special-situation companies may decline in value if the anticipated benefits of the special situation do not materialize.

NON-DIVERSIFIED STATUS
Emerging Growth Fund

   The fund is considered a non-diversified investment company under the Investment Company Act of 1940 and is permitted to invest a greater proportion of its assets in the securities of a smaller number of issuers. As a result, the fund may be subject to greater volatility with respect to its portfolio securities than a fund that is more broadly diversified.


                              PERFORMANCE SUMMARY

The bar chart below and the table on the next page provide an indication of the risks of investing in these funds. The bar chart shows you how each fund's performance has varied from year to year for up to 10 years. The table compares each fund's performance over time to that of a broadly based securities market index and other indexes, if applicable. As with all mutual funds, past performance is not a prediction of the future.

                           YEAR-BY-YEAR TOTAL RETURNS
[EMERGING GROWTH FUND BAR CHART]


EMERGING GROWTH FUND
                                                                         -------
-------------
1991
56.13
1992
12.14
1993
18.11
1994
-1.43
1995
46.22
1996
9.87
1997
21.26
1998
5.82
1999
41.81
2000
-12.03

[SMALL COMPANY VALUE II FUND BAR CHART]

                                                                        SMALL
COMPANY VALUE II

FUND
                                                                        --------
--------------
1996
56.20
1997
19.16
1998
-14.88
1999
7.55
2000
12.74

[SMALL COMPANY GROWTH FUND BAR CHART]

                                                                         SMALL
COMPANY GROWTH

FUND
                                                                         -------
-------------
1997
22.29
1998
-1.40
1999
99.23
2000
-9.11


                          AVERAGE ANNUAL TOTAL RETURNS


--------------------------------------------------------------------------------
--------


                                 ONE YEAR   FIVE YEARS   TEN YEARS   LIFE OF
INCEPTION
PERIOD ENDED 12/31/00:             2000     1996-2000    1991-2000     FUND
DATE
EMERGING GROWTH FUND             -12.03%      11.96%      18.02%     15.85%
1/21/88
RUSSELL 2000 GROWTH INDEX(1)     -22.43%       7.15%      12.80%      7.15%(2)
RUSSELL 2500 GROWTH INDEX(3)     -16.09%      12.18%      15.72%     14.02%(2)
SMALL COMPANY VALUE II FUND       12.74%      13.95%          NA     13.91%
12/29/95
RUSSELL 2000 INDEX(4)             -3.02%      10.32%          NA      8.82%
SMALL COMPANY GROWTH FUND         -9.11%          NA          NA     21.52%
12/31/96
RUSSELL 2000 GROWTH INDEX(1)     -22.43%          NA          NA      8.86%

(1) The Russell 2000 Growth Index is an unmanaged index (with no defined investment objective) of those securities in the Russell 2000 Index with a greater-than-average growth orientation. The Russell 2000 Growth Index includes reinvestment of dividends, and is compiled by Frank Russell Company.

(2) Performance since January 31, 1988.

(3) The Russell 2500 Growth Index measures the performance of those companies in the Russell 2500 Index with higher price-to-book values and higher forecasted growth rates. The Russell 2500 Index is composed of the 2,500 smallest companies in the Russell 3000 Index, which measures the performance of the 3000 largest U.S. companies based on total market capitalization. The Russell 2500 Index represents approximately 22% of the total market capitalization of the Russell 3000 Index.

(4) The Russell 2000 Index is an unmanaged index (with no defined investment objective) of approximately 2,000 small-cap stocks, includes reinvestment of dividends, and is compiled by Frank Russell Company.

                           UNDERSTANDING PERFORMANCE

   - TOTAL RETURN tells you how much an investment in a fund has changed in value over a given time period. It assumes that all dividends and capital gains (if any) were reinvested in additional shares. The change in value can be stated either as a cumulative return or as an average annual rate of return.

   - A CUMULATIVE TOTAL RETURN is the actual return of an investment for a specified period. The year-by-year total returns in the bar chart are examples of one-year cumulative total returns.

   - An AVERAGE ANNUAL TOTAL RETURN applies to periods longer than one year. It smoothes out the variations in year-by-year performance to tell you what constant annual return would have produced the investment's actual cumulative return. This gives you an idea of an investment's annual contribution to your portfolio, assuming you held it for the entire period.

   - Because of compounding, the average annual total returns in the table cannot be computed by averaging the returns in the bar chart.


                               INVESTOR EXPENSES

                             FEES AND FUND EXPENSES

This table describes the fees and expenses you may bear as a shareholder. Annual fund operating expense figures are for the fiscal year ended October 31, 2000.


                                                           SMALL          SMALL
                                         EMERGING        COMPANY        COMPANY
                                         GROWTH FUND   VALUE II FUND   GROWTH
FUND
SHAREHOLDER FEES
 (paid directly from your investment)
--------------------------------------------------------------------------------
--
Sales charge "load" on purchases             NONE          NONE            NONE
--------------------------------------------------------------------------------
--
Deferred sales charge "load"                 NONE          NONE            NONE
--------------------------------------------------------------------------------
--
Sales charge "load" on reinvested
  distributions                              NONE           NONE           NONE
--------------------------------------------------------------------------------
--
Redemption fees                              NONE           NONE           NONE
--------------------------------------------------------------------------------
--
Exchange fees                                NONE           NONE           NONE
--------------------------------------------------------------------------------
--
ANNUAL FUND OPERATING EXPENSES
 (deducted from fund assets)
--------------------------------------------------------------------------------
--
Management fee                               .90%          1.00%          1.00%
--------------------------------------------------------------------------------
--
Distribution and service
   (12b-1) fee                               NONE           .25%           .25%
--------------------------------------------------------------------------------
--
Other expenses                               .29%           .74%           .73%
--------------------------------------------------------------------------------
--
TOTAL ANNUAL FUND OPERATING
   EXPENSES*                                1.19%          1.99%          1.98%
--------------------------------------------------------------------------------
--

* Actual fees and expenses for the fiscal year ended October 31, 2000 are shown below. Fee waivers and expense reimbursements or credits reduced expenses for some funds during 2000, but may be discontinued at any time:

                                                           SMALL          SMALL
        EXPENSES AFTER WAIVERS            EMERGING        COMPANY        COMPANY
          AND REIMBURSEMENTS             GROWTH FUND   VALUE II FUND   GROWTH
FUND
Management fee                               .90%           .84%           .51%
Distribution and service (12b-1) fee         NONE           .25%           .25%
Other expenses                               .27%           .65%           .64%
                                            -----          -----          -----
TOTAL ANNUAL FUND OPERATING EXPENSES        1.17%          1.74%          1.40%


                                    EXAMPLE

This example may help you compare the cost of investing in these funds with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

Assume you invest $10,000, each fund returns 5% annually, expense ratios remain as listed in the first table on the opposite page (before fee waivers and expense reimbursements or credits) and you close your account at the end of each of the time periods shown. Based on these assumptions, your cost would be:


--------------------------------------------------------------------------------
------

                                       ONE YEAR   THREE YEARS   FIVE YEARS   TEN
YEARS
EMERGING GROWTH FUND                     $121        $378           $654
$1,443
SMALL COMPANY VALUE II FUND              $202        $624         $1,073
$2,317
SMALL COMPANY GROWTH FUND                $201        $621         $1,068
$2,306


                              THE FUNDS IN DETAIL

     THE MANAGEMENT FIRM

CREDIT SUISSE ASSET
MANAGEMENT, LLC
466 Lexington Avenue
New York, NY 10017

 - Investment adviser for the funds

 - Responsible for managing each fund's assets according to its goal and strategies

 - A member of Credit Suisse Asset Management, the institutional asset management and mutual fund arm of Credit Suisse Group (Credit Suisse), one of the world's leading banks

 - Credit Suisse Asset Management companies manage approximately $94 billion in the U.S. and $298 billion globally

 - Credit Suisse Asset Management has offices in 14 countries, including SEC-registered offices in New York and London; other offices (such as those in Budapest, Frankfurt, Milan, Moscow, Paris, Prague, Sydney, Tokyo, Warsaw and Zurich) are not registered with the U.S. Securities and Exchange Commission

   For easier reading, Credit Suisse Asset Management, LLC will be referred to as "CSAM" or "we" throughout this Prospectus.

     MULTI-CLASS STRUCTURE

   This Prospectus offers Common Class shares of the funds. Common Class shares are no-load.

   Each of the funds except the Small Company Growth Fund offers Advisor Class shares described in separate prospectuses. Advisor Class shares are available through financial-services firms.


     FUND INFORMATION KEY

   Concise fund-by-fund descriptions begin on the next page. Each description provides the following information:

GOAL AND STRATEGIES
   The fund's particular investment goal and the strategies it intends to use in pursuing that goal. Percentages of fund assets are based on total assets unless indicated otherwise.

PORTFOLIO INVESTMENTS
   The primary types of securities in which the fund invests. Secondary investments are described in "More About Risk."

RISK FACTORS
   The major risk factors associated with the fund. Additional risk factors are included in "More About Risk."

PORTFOLIO MANAGEMENT
   The individuals designated by the investment adviser to handle the fund's day-to-day management.

INVESTOR EXPENSES
   Actual fund expenses for the 2000 fiscal year. Future expenses may be higher or lower.

 - MANAGEMENT FEE The fee paid to the investment adviser and sub-investment adviser for providing investment advice to the fund. Expressed as a percentage of average net assets after waivers.

 - DISTRIBUTION AND SERVICE (12b-1) FEES Fees paid by the fund to the distributor for making shares of the fund available to you. Expressed as a percentage of average net assets.

 - OTHER EXPENSES Fees paid by the fund for items such as administration, transfer agency, custody, auditing, legal and registration fees and miscellaneous expenses. Expressed as a percentage of average net assets after waivers, credits and reimbursements.

FINANCIAL HIGHLIGHTS
   A table showing the fund's audited financial performance for up to five years.

 - TOTAL RETURN How much you would have earned on an investment in the fund, assuming you had reinvested all dividend and capital-gain distributions.

 - PORTFOLIO TURNOVER An indication of trading frequency. The funds may sell securities without regard to the length of time they have been held. A high turnover rate may increase the fund's transaction costs and negatively affect its performance. Portfolio turnover may also result in capital-gain distributions that could raise your income-tax liability.

   The Annual Report includes the auditor's report, along with the fund's financial statements. It is available free upon request.


                              EMERGING GROWTH FUND

     GOAL AND STRATEGIES

   The Emerging Growth Fund seeks maximum capital appreciation. To pursue this goal, it invests in equity securities of emerging-growth companies.

   Emerging-growth companies are small or medium-size companies that:

 - have passed their start-up phase

 - show positive earnings

 - offer the potential for accelerated earnings growth

   Emerging-growth companies generally stand to benefit from new products or services, technological developments, management changes or other factors. They include "special-situation companies"--companies experiencing unusual developments affecting their market value.

   Under normal market conditions, the fund will invest at least 65% of assets in equity securities of emerging-growth companies that represent attractive capital-appreciation opportunities.

   Its non-diversified status allows the fund to invest a greater share of its assets in the securities of fewer companies.

     PORTFOLIO INVESTMENTS

   This fund invests in a portfolio of U.S. equity securities consisting of:

 - common and preferred stocks

 - securities convertible into common stocks

 - rights and warrants

   The fund may invest up to 10% of assets in foreign securities. To a limited extent, it may also engage in other investment practices.

     RISK FACTORS

   This fund's principal risk factors are:

 - market risk

 - start-up and other small companies

 - special-situation companies

 - non-diversified status

   The value of your investment generally will fluctuate in response to stock-market movements. Fund performance will largely depend upon the performance of growth stocks, which may be more volatile than the overall stock market.

   Different types of stocks (such as "growth" vs. "value" stocks) tend to shift in and out of favor depending on market and economic conditions. Accordingly, the fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing value stocks).

   Investing in start-up and other small companies may expose the fund to increased market, liquidity and information risks. These risks are defined in "More About Risk."

   Securities of companies in special situations may decline in value and hurt the fund's performance if the anticipated benefits of the special situation do not materialize. Non-diversification might cause the fund to be more volatile than a diversified fund.

   "More About Risk" details certain other investment practices the fund may use. Please read that section carefully before you invest.


     PORTFOLIO MANAGEMENT

   Elizabeth B. Dater and Stephen J. Lurito manage the fund's investment portfolio. You can find out more about them in "Meet the Managers."

     INVESTOR EXPENSES

Management fee           .90%
All other expenses       .27%
                        -----
  Total expenses        1.17%

                              FINANCIAL HIGHLIGHTS

The figures below have been audited by the fund's independent auditors, PricewaterhouseCoopers LLP.

          PERIOD ENDED:               10/00          10/99          10/98
10/97          10/96
PER-SHARE DATA
--------------------------------------------------------------------------------
--------------------------
Net asset value, beginning of
period                                  $43.73         $33.69         $39.66
$32.80         $29.97
--------------------------------------------------------------------------------
--------------------------
Investment activities:
Net investment loss                      (0.33)         (0.33)         (0.12)
(0.19)         (0.02)
Net gains or losses on investments
(both realized and unrealized)           13.07          10.37          (3.46)
7.12           4.60
--------------------------------------------------------------------------------
--------------------------
 Total from investment activities        12.74          10.04          (3.58)
6.93           4.58
--------------------------------------------------------------------------------
--------------------------
Distributions:
From realized capital gains              (6.23)          0.00          (2.39)
(0.07)         (1.75)
--------------------------------------------------------------------------------
--------------------------
 Total distributions                     (0.00)          0.00          (2.39)
(0.07)         (1.75)
--------------------------------------------------------------------------------
--------------------------
Net asset value, end of period          $50.24         $43.73         $33.69
$39.66         $32.80
--------------------------------------------------------------------------------
--------------------------
Total return                             30.60%         29.80%         (9.40%)
21.18%         16.14%
--------------------------------------------------------------------------------
--------------------------
RATIOS AND SUPPLEMENTAL DATA
--------------------------------------------------------------------------------
--------------------------
Net assets, end of period
(000s omitted)                      $2,114,737     $1,592,595     $1,532,521
$1,515,395     $1,104,684
 Ratio of expenses to average net
 assets                                   1.19%          1.23%(1)       1.22%(1)
1.22%(1)       1.28%(1)
 Ratio of net loss to average net
 assets                                   (.65%)         (.75%)         (.48%)
(.59%)         (.63%)
 Portfolio turnover rate                190.82%        154.08%         91.60%
87.03%         65.77%

--------------------------------------------------------------------------------
(1) Interest earned on uninvested cash balances is used to offset portions of the transfer agent expense. These arrangements resulted in a reduction to the Common Class shares' expenses by .02% annualized for the year ended October 31, 2000, and by .01%, .00%, 0.1% and .01% for the years ending 1999, 1998, 1997 and 1996, respectively. The Common Class shares' operating expense ratio after reflecting these arrangements were 1.17% for the year ended October 31, 2000, and 1.22%, 1.22%, 1.21% and 1.27% for the years ending 1999, 1998, 1997 and 1996, respectively.


                          SMALL COMPANY VALUE II FUND

     GOAL AND STRATEGIES

   The Small Company Value II Fund seeks long-term capital appreciation. To pursue this goal, it invests in equity securities of small U.S. value companies. Current income is a secondary consideration in selecting portfolio investments.

   Value companies are companies whose earnings power or asset value does not appear to be reflected in the current stock price. As a result, value companies look underpriced according to financial measurements of their intrinsic worth or business prospects. These measurements include price-to-earnings, price-to-book, price-to-cash flow and debt-to-equity ratios. The portfolio managers determine value based upon research and analysis, taking all relevant factors into account.

   Under normal market conditions, the fund will invest at least 65% of assets in equity securities of small U.S. companies. The fund considers a "small" company to be one whose market capitalization is within the range of capitalizations of companies in the Russell 2000 Index. As of December 31, 2000, market capitalizations of Russell 2000 companies ranged from approximately $4 million to $6.1 billion.

   Some companies may outgrow the definition of a small company after the fund has purchased their securities. These companies continue to be considered small for purposes of the fund's 65% minimum allocation to small-company equities. In addition, the fund may invest in companies of any size once the 65% policy is met. As a result, the fund's average market capitalization may sometimes exceed that of the largest company in the Russell 2000 Index.

     PORTFOLIO INVESTMENTS

   This fund invests primarily in equity securities of small-capitalization value companies. Equity holdings may consist of:

 - common and preferred stocks

 - securities convertible into common stocks

 - rights and warrants

   The fund may invest up to 10% of assets in foreign securities. To a limited extent, it may also engage in other investment practices.

     RISK FACTORS

   This fund's principal risk factors are:

 - market risk

 - start-up and other small companies

 - special-situation companies

   The value of your investment generally will fluctuate in response to stock-market movements.

   Different types of stocks (such as "growth" vs. "value" stocks) tend to shift in and out of favor depending on market and economic conditions. Accordingly, the fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing growth stocks).

   Investing in start-up and other small companies may expose the fund to increased market, liquidity and information risks. These risks are defined in "More About Risk."

   Small companies are often involved in "special situations." Securities of special-situation companies may decline in value and hurt the fund's performance if the anticipated benefits of the special situation do not materialize. "More About Risk" details certain other investment practices the fund may use. Please read that section carefully before you invest.

     PORTFOLIO MANAGEMENT

   Roger W. Vogel and Richard Hanlon manage the fund's investment portfolio. You can find out more about them in "Meet the Managers."

     INVESTOR EXPENSES


Management fee           .84%
Distribution and
  service (12b-1) fee    .25%
All other expenses       .65%
                        -----
  Total expenses        1.74%

                              FINANCIAL HIGHLIGHTS

The figures below have been audited by the fund's independent auditors, PricewaterhouseCoopers LLP.

          PERIOD ENDED:             10/00         10/99         10/98
10/97         10/96(1)
PER-SHARE DATA
--------------------------------------------------------------------------------
------
Net asset value, beginning of
period                              $12.47        $13.39         $18.77
$14.38         $10.00
--------------------------------------------------------------------------------
------
Investment activities:
Net investment loss                   0.01         (0.15)         (0.12)
(0.08)         (0.02)
Net gains or losses on
investments
(both realized and unrealized)        2.65         (0.34)         (3.33)
4.64           4.40
--------------------------------------------------------------------------------
------
 Total from investment activities     2.66         (0.49)         (3.45)
4.56           4.38
--------------------------------------------------------------------------------
------
Less Distributions:
From net realized capital gains      (1.56)        (0.43)         (1.93)
(0.17)          0.00
--------------------------------------------------------------------------------
------
 Total distributions                 (1.56)        (0.43)         (1.93)
(0.17)          0.00
--------------------------------------------------------------------------------
------
Net asset value, end of period      $13.57        $12.47         $13.39
$18.77         $14.38
--------------------------------------------------------------------------------
------
Total return                         22.56%        (3.91%)       (19.97%)
32.05%         43.80%(2)
--------------------------------------------------------------------------------
------
RATIOS AND SUPPLEMENTAL DATA
--------------------------------------------------------------------------------
------
Net assets, end of period
(000s omitted)                     $26,403       $29,201        $80,318
$223,675        $84,045
 Ratio of expenses to average net
 assets                               1.76%(1)      1.76%(1)       1.70%(1)
1.70%(1)       1.75%(1,3)
 Ratio of net gain to average net
 assets                                .09%         (.76%)         (.46%)
(.63%)         (.43%)(3)
 Decrease reflected in above
 operating expense ratio due to
 waivers/reimbursements                .23%          .38%           .01%
 .03%           .44%(3)
 Portfolio turnover rate            155.35%       168.57%         77.92%
105.87%         43.14%(2)

(1) Interest earned on uninvested cash balances is used to offset portions of the transfer agent expense. These arrangements resulted in a reduction to the Common Class shares' expenses by .02% annualized for the year ended October 31, 2000, and by .01%, .00%, .01% and .00% for the year or period ending 1999, 1998, 1997 and 1996, respectively. The Common Class shares' operating expense ratio after reflecting these arrangements were 1.74% for the year ended October 31, 2000, and 1.75%, 1.70%, 1.69% and 1.75% for the year or period ending 1999, 1998, 1997 and 1996, respectively.

(2) Non-annualized.

(3) Annualized.

(4) For the period December 29, 1995 (commencement of operations) through October 31, 1996.


                           SMALL COMPANY GROWTH FUND

     GOAL AND STRATEGIES

   The Small Company Growth Fund seeks capital growth. To pursue this goal, it invests in equity securities of small U.S. growth companies.

   In seeking to identify growth companies--companies with attractive capital-growth potential--the fund's portfolio managers often look for:

 - companies still in the developmental stage

 - older companies that appear to be entering a new stage of growth

 - companies providing products or services with a high unit-volume growth rate

   The fund may also invest in emerging-growth companies--small or medium-size companies that have passed their start-up phase, show positive earnings, and offer the potential for accelerated earnings growth. Emerging-growth companies generally stand to benefit from new products or services, technological developments, changes in management or other factors.

   Under normal market conditions, the fund will invest at least 65% of assets in equity securities of small U.S. companies. The fund considers a "small" company to be one whose market capitalization is within the range of capitalizations of companies in the Russell 2000 Index. As of December 31, 2000, market capitalizations of Russell 2000 companies ranged from $4 million to $6.1 billion.

   Some companies may outgrow the definition of a small company after the fund has purchased their securities. These companies continue to be considered small for purposes of the fund's minimum 65% allocation to small-company equities. In addition, the fund may invest in companies of any size once the 65% policy is met. As a result, the fund's average market capitalization may sometimes exceed that of the largest company in the Russell 2000 Index.

     PORTFOLIO INVESTMENTS

   This fund intends to invest at least 80% of assets in equity securities of small-capitalization growth companies. Equity holdings may consist of:

 - common and preferred stocks

 - securities convertible into common stocks

 - rights and warrants

   The fund may invest up to 10% of assets in foreign securities. To a limited extent, it may also engage in other investment practices.

     RISK FACTORS

   This fund's principal risk factors are:

 - market risk

 - start-up and other small companies

 - special-situation companies

   The value of your investment generally will fluctuate in response to stock-market movements. Fund performance will largely depend upon the performance of growth stocks, which may be more volatile than the overall stock market.

   Different types of stocks (such as "growth" vs. "value" stocks) tend to shift in and out of favor depending on market and economic conditions. Accordingly, the fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing value stocks).

   Investing in start-up and other small companies may expose the fund to increased market, liquidity and information risks. These risks are defined in "More About Risk."

   Small companies and emerging-growth companies are often involved in "special situations." Securities of special-situation companies may decline in value and hurt the fund's performance if the anticipated benefits of the special situation do not materialize.

   "More About Risk" details certain other investment practices the fund may use. Please read that section carefully before you invest.

     PORTFOLIO MANAGEMENT

   Stephen J. Lurito and Sammy Oh manage the fund's investment portfolio. You can find out more about them in "Meet the Managers."

     INVESTOR EXPENSES

Management fee           .51%
Distribution and
  service (12b-1) fee    .25%
All other expenses       .64%
                        -----
  Total expenses        1.40%

                              FINANCIAL HIGHLIGHTS

The figures below have been audited by the fund's independent auditors, PricewaterhouseCoopers LLP.

                 PERIOD ENDED:                        10/00             10/99
10/98(4)            10/97(4)
PER-SHARE DATA
--------------------------------------------------------------------------------
---------------------------------------
Net asset value, beginning of period                  $16.60            $10.11
$12.25              $10.00
--------------------------------------------------------------------------------
---------------------------------------
Investment activities:
Net investment loss                                    (0.13)            (0.13)
(0.34)              (0.04)
Net gains or losses on investments (both
realized and unrealized)                                7.28              6.62
(1.74)               2.29
--------------------------------------------------------------------------------
---------------------------------------
 Total from investment activities                       7.15              6.49
(2.08)               2.25
--------------------------------------------------------------------------------
---------------------------------------
Less Distributions:
From net investment income                              0.00              0.00
(0.06)               0.00
From net realized capital gains                        (0.64)             0.00
0.00                0.00
--------------------------------------------------------------------------------
---------------------------------------
 Total distributions                                   (0.64)             0.00
(0.06)               0.00
--------------------------------------------------------------------------------
---------------------------------------
Net asset value, end of period                        $23.11            $16.60
$10.11              $12.25
--------------------------------------------------------------------------------
---------------------------------------
Total return                                           43.65%            64.19%
(17.00%)             22.50%(2)
--------------------------------------------------------------------------------
---------------------------------------
RATIOS AND SUPPLEMENTAL DATA
--------------------------------------------------------------------------------
---------------------------------------
Net assets, end of period (000s omitted)             $47,900            $9,020
$4,544             $11,977
 Ratio of expenses to average net assets                1.42%(1)
1.41%(1)          1.40%(1)            1.41%(1,3)
 Ratio of net loss to average net assets                (.80%)           (1.06%)
(.95%)              (.53%)(3)
 Decrease reflected in above operating expense
 ratio due to waivers/reimbursements                     .56%             2.13%
1.10%               3.66%(3)
 Portfolio turnover rate                               93.65%           191.65%
114.97%             123.24%(2)

(1) Interest earned on uninvested cash balances is used to offset portions of transfer agent expense. These arrangements resulted in a reduction to the Common Class shares' expenses by .02% annualized for the year ended October 31, 2000, by .01%, .00%, and .01%, for the year or period ended October 31, 1999, 1998 and 1997, respectively. The Common Class shares' operating expense ratio after reflecting these arrangements were 1.40% for the year ended October 31, 2000, 1.40%, 1.40% and 1.40% for the year or period ended October 31, 1999, 1998 and 1997, respectively.

(2) Non-annualized.

(3) Annualized.

(4) For the period December 31, 1996 (commencement of operations) through October 31, 1997.


                                MORE ABOUT RISK

     INTRODUCTION

   A fund's goal and principal strategies largely determine its risk profile. You will find a concise description of each fund's risk profile in "Key Points." The fund-by-fund discussions contain more detailed information. This section discusses other risks that may affect the funds.

   The funds may use certain investment practices that have higher risks associated with them. However, each fund has limitations and policies designed to reduce many of the risks. The "Certain Investment Practices" table describes these practices and the limitations on their use.

     TYPES OF INVESTMENT RISK

   The following risks are referred to throughout this Prospectus.

   CORRELATION RISK The risk that changes in the value of a hedging instrument will not match those of the investment being hedged.

   CREDIT RISK The issuer of a security or the counterparty to a contract may default or otherwise become unable to honor a financial obligation.

   CURRENCY RISK Fluctuations in exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency-denominated investments and may widen any losses.

   EXPOSURE RISK The risk associated with investments (such as derivatives) or practices (such as short selling) that increase the amount of money a fund could gain or lose on an investment.

    - HEDGED Exposure risk could multiply losses generated by a derivative or practice used for hedging purposes. Such losses should be substantially offset by gains on the hedged investment. However, while hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

    - SPECULATIVE To the extent that a derivative or practice is not used as a hedge, the fund is directly exposed to its risks. Gains or losses from speculative positions in a derivative may be much greater than the derivative's original cost. For example, potential losses from writing uncovered call options and from speculative short sales are unlimited.

   INFORMATION RISK Key information about an issuer, security or market may be inaccurate or unavailable.

   INTEREST-RATE RISK Changes in interest rates may cause a decline in the market value of an investment. With bonds and other fixed-income securities, a rise in interest rates typically causes a fall in values, while a fall in interest rates typically causes a rise in values.


   LIQUIDITY RISK Certain fund securities may be difficult or impossible to sell at the time and the price that the fund would like. A fund may have to lower the price, sell other securities instead or forego an investment opportunity. Any of these could have a negative effect on fund management or performance.

   MARKET RISK The market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations, which are often referred to as "volatility," may cause a security to be worth less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy, or the market as a whole. Market risk is common to most investments--including stocks and bonds, and the mutual funds that invest in them.

   OPERATIONAL RISK Some countries have less-developed securities markets (and related transaction, registration and custody practices) that could subject a fund to losses from fraud, negligence, delay or other actions.

   POLITICAL RISK Foreign governments may expropriate assets, impose capital or currency controls, impose punitive taxes, or nationalize a company or industry. Any of these actions could have a severe effect on security prices and impair a fund's ability to bring its capital or income back to the U.S. Other political risks include economic policy changes, social and political instability, military action and war.

   VALUATION RISK The lack of an active trading market may make it difficult to obtain an accurate price for a fund security.



                          CERTAIN INVESTMENT PRACTICES

For each of the following practices, this table shows the applicable investment limitation. Risks are indicated for each practice.

KEY TO TABLE:

[-]    Permitted without limitation; does not indicate
       actual use
20%    Italic type (e.g., 20%) represents an investment
       limitation as a percentage of NET fund assets; does
       not indicate actual use
20%    Roman type (e.g., 20%) represents an investment
       limitation as a percentage of TOTAL fund assets; does
       not indicate actual use
[ ]    Permitted, but not expected to be used to a
       significant extent
--     Not permitted

                                                                     SMALL
SMALL
                                                          EMERGING  COMPANY
COMPANY
                                                           GROWTH    VALUE
GROWTH
                                                            FUND     FUND
FUND

INVESTMENT PRACTICE                                                  LIMIT
BORROWING The borrowing of money from banks to meet
redemptions or for other temporary or emergency purposes.
Speculative exposure risk.                                     10%     30%
30%
--------------------------------------------------------------------------------
----
FUTURES AND OPTIONS ON FUTURES Exchange-traded contracts
that enable a fund to hedge against or speculate on future
changes in currency values, interest rates or stock indexes.
Futures obligate the fund (or give it the right, in the case of options) to receive or make payment at a specific future
time based on those future changes.(1) Correlation,
currency, hedged exposure, interest-rate, market,
speculative exposure risks.(2)                                 [ ]     [ ]     [
]
--------------------------------------------------------------------------------
----
FOREIGN SECURITIES Securities of foreign issuers. May
include depositary receipts. Currency, euro conversion,
information, liquidity, market, operational, political,
valuation risks.                                               10%     10%
10%
--------------------------------------------------------------------------------
----
INVESTMENT-GRADE DEBT SECURITIES Debt securities rated
within the four highest grades (AAA/Aaa through BBB/Baa) by
Standard & Poor's or Moody's rating service, and unrated
securities of comparable quality. Credit, interest-rate,
market risks.                                                  20%     20%
20%
--------------------------------------------------------------------------------
----
NON-INVESTMENT-GRADE DEBT SECURITIES Debt securities rated
below the fourth-highest grade (BBB/Baa) by Standard &
Poor's or Moody's rating service, and unrated securities of
comparable quality. Commonly referred to as junk bonds.
Credit, information, interest-rate, liquidity, market,
valuation risks.                                                5%     10%
5%
--------------------------------------------------------------------------------
----
OPTIONS Instruments that provide a right to buy (call) or
sell (put) a particular security, currency or index of
securities at a fixed price within a certain time period. A
fund may purchase or sell (write) both put and call options
for hedging or speculative purposes.(1) Correlation, credit, hedged exposure, liquidity, market, speculative exposure
risks.                                                         25%     25%
25%
--------------------------------------------------------------------------------
----


                                                                     SMALL
SMALL
                                                          EMERGING  COMPANY
COMPANY
                                                           GROWTH    VALUE
GROWTH
                                                            FUND     FUND
FUND

INVESTMENT PRACTICE                                                  LIMIT
RESTRICTED AND OTHER ILLIQUID SECURITIES Certain securities
with restrictions on trading, or those not actively traded.
May include private placements. Liquidity, market, valuation
risks.                                                         10%     10%
15%
--------------------------------------------------------------------------------
----
SECURITIES LENDING Lending portfolio securities to financial institutions; a fund receives cash, U.S. government
securities or bank letters of credit as collateral. Credit,
liquidity, market risks.                                      33 1/3% 33 1/3% 33
1/3%
--------------------------------------------------------------------------------
----
SHORT SALES Selling borrowed securities with the intention
of repurchasing them for a profit on the expectation that
the market price will drop. Liquidity, market, speculative
exposure risks.                                                 --      --
10%
--------------------------------------------------------------------------------
----
SPECIAL-SITUATION COMPANIES Companies experiencing unusual
developments affecting their market values. Special
situations may include acquisition, consolidation,
reorganization, recapitalization, merger, liquidation,
special distribution, tender or exchange offer, or
potentially favorable litigation. Securities of a
special-situation company could decline in value and hurt a
fund's performance if the anticipated benefits of the
special situation do not materialize. Information, market
risks.                                                         [-]     [-]
[-]
--------------------------------------------------------------------------------
----


                                                                     SMALL
SMALL
                                                          EMERGING  COMPANY
COMPANY
                                                           GROWTH    VALUE
GROWTH
                                                            FUND     FUND
FUND

INVESTMENT PRACTICE                                                  LIMIT
START-UP AND OTHER SMALL COMPANIES Companies with small
relative market capitalizations, including those with
continuous operations of less than three years. Information,
liquidity, market, valuation risks.                            [-]     [-]
[-]
--------------------------------------------------------------------------------
----
TEMPORARY DEFENSIVE TACTICS Placing some or all of a fund's
assets in investments such as money-market obligations and
investment-grade debt securities for defensive purposes.
Although intended to avoid losses in adverse market,
economic, political or other conditions, defensive tactics
might be inconsistent with a fund's principal investment
strategies and might prevent a fund from achieving its goal.   [ ]     [ ]     [
]
--------------------------------------------------------------------------------
----
WARRANTS Options issued by a company granting the holder the right to buy certain securities, generally common stock, at
a specified price and usually for a limited time. Liquidity,
market, speculative exposure risks.                            10%     10%
15%
--------------------------------------------------------------------------------
----
WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS The purchase
or sale of securities for delivery at a future date; market
value may change before delivery. Liquidity, market,
speculative exposure risks.                                    20%     20%
20%
--------------------------------------------------------------------------------
----

(1) The funds are not obligated to pursue any hedging strategy. In addition, hedging practices may not be available, may be too costly to be used effectively or may be unable to be used for other reasons.
(2) Each fund is limited to 5% of net assets for initial margin and premium amounts on futures positions considered to be speculative by the Commodity Futures Trading Commission.


                       This page intentionally left blank


                               MEET THE MANAGERS

                           [ELIZABETH B. DATER PHOTO]
                               ELIZABETH B. DATER
                               Managing Director

 - Co-Portfolio Manager, Emerging Growth Fund since fund inception

 - With CSAM since 1999 as a result of Credit Suisse's acquisition of Warburg Pincus Asset Management, Inc. (Warburg Pincus)

 - With Warburg Pincus since 1978

                           [STEPHEN J. LURITO PHOTO]
                               STEPHEN J. LURITO
                               Managing Director

 - Co-Portfolio Manager, Small Company Growth Fund since fund inception

 - Co-Portfolio Manager, Emerging Growth Fund since 1990

 - With CSAM since 1999 as a result of Credit Suisse's acquisition of Warburg Pincus

 - With Warburg Pincus since 1987

                                [SAMMY OH PHOTO]
                                    SAMMY OH
                                    Director

 - Co-Portfolio Manager, Small Company Growth Fund since March 1999

 - With CSAM since 1999 as a result of Credit Suisse's acquisition of Warburg Pincus

 - With Warburg Pincus since 1997

 - Vice president with Bessemer Trust, 1995 to 1997

 - Vice president with Forstmann-Leff, 1993 to 1995

                              [ROGER VOGEL PHOTO]
                                 ROGER W. VOGEL
                               Managing Director

 - Co-Portfolio Manager, Small Company Value II Fund since January 2001

 - With CSAM since 2000 as a result of Credit Suisse's acquisition of Donaldson, Lufkin & Jenrette, Inc. and the transfer of the business of DLJ Asset Management Group, Inc. ("DLJAM") to CSAM

 - With DLJAM since 1993


           Job titles indicate position with the investment adviser.






                             [RICHARD HANLON PHOTO]

                                 RICHARD HANLON
                                    Director

 - Co-Portfolio Manager, Small Company Value II Fund since January 2001

 - With CSAM since 2000 as a result of Credit Suisse's acquisition of Donaldson, Lufkin & Jenrette, Inc. and the transfer of the business of DLJAM to CSAM

 - With DLJAM since 1994

           Job titles indicate position with the investment adviser.


                               ABOUT YOUR ACCOUNT

     SHARE VALUATION

   The price of your shares is also referred to as their net asset value (NAV).

   The NAV is determined at the close of regular trading on the New York Stock Exchange (NYSE) (usually 4 p.m. Eastern Time) each day the NYSE is open for business. It is calculated by dividing the Common Class's total assets, less its liabilities, by the number of Common Class shares outstanding.

   Each fund values its securities based on market quotations when it calculates its NAV. If market quotations are not readily available, securities and other assets are valued by another method that the Board of Directors believes accurately reflects fair value. Debt obligations that will mature in 60 days or less are valued on the basis of amortized cost, unless the Board of Directors determines that using this method would not reflect an investment's value.

   Some fund securities may be listed on foreign exchanges that are open on days (such as U.S. holidays) when the funds do not compute their prices. This could cause the value of a fund's portfolio investments to be affected by trading on days when you cannot buy or sell shares.

     BUYING AND SELLING SHARES

   The accompanying Shareholder Guide explains how to invest directly with the funds. You will find information about purchases, redemptions, exchanges and services.

   Each fund is open on those days when the NYSE is open, typically Monday through Friday. If we receive your request in proper form by the close of the NYSE (usually 4 p.m. ET), your transaction will be priced at that day's NAV. If we receive it after that time, it will be priced at the next business day's NAV.

FINANCIAL-SERVICES FIRMS

   You can also buy and sell fund shares through a variety of financial-services firms such as banks, brokers and financial advisors. The funds have authorized these firms (and other intermediaries that the firms may designate) to accept orders. When an authorized firm or its designee has received your order, it is considered received by the fund and will be priced at the next-computed NAV.

   Financial-services firms may charge transaction fees or other fees that you could avoid by investing directly with the funds. Please read their program materials for any special provisions or additional service features that may apply to your investment. Certain features of the funds, such as the minimum initial or subsequent investment amounts, may be modified.

   Some of the firms through which the funds are available include:

 - Charles Schwab & Co., Inc. Mutual Fund OneSource(R) service

 - Fidelity Brokerage Services, Inc. FundsNetwork(TM) Funds

 - TD Waterhouse Securities, Inc.


     ACCOUNT STATEMENTS

   In general, you will receive account statements or notices as follows:

 - after every transaction that affects your account balance (except for distribution reinvestments and automatic transactions)

 - after any changes of name or address of the registered owner(s)

 - otherwise, every quarter

   You will also receive annual and semiannual financial reports.

     DISTRIBUTIONS

   As a fund investor, you will receive distributions.

   Each fund may earn dividends from stocks and interest from bond, money-market and other investments. These are passed along as dividend distributions. A fund realizes capital gains whenever it sells securities for a higher price than it paid for them. These are passed along as capital-gain distributions.

   The funds typically distribute dividends and capital gains annually, usually in December.

   Most investors have their distributions reinvested in additional shares of the same fund. Distributions will be reinvested unless you choose on your account application to have a check for your distributions mailed to you or sent by electronic transfer.

   Estimated year-end distribution information, including record and payment dates, will be available late in the year at www.warburg.com or by calling 800-WARBURG (800-927-2874). Investors are encouraged to consider the potential tax consequences of distributions prior to buying or selling shares of the funds.

     TAXES

   As with any investment, you should consider how your investment in a fund will be taxed. If your account is not a tax-advantaged retirement account, you should be especially aware of the following potential tax implications. Please consult your tax professional concerning your own tax situation.

TAXES ON DISTRIBUTIONS

   As long as a fund continues to meet the requirements for being a tax-qualified regulated investment company, it pays no federal income tax on the earnings it distributes to shareholders.

   Distributions you receive from a fund, whether reinvested or taken in cash, are generally considered taxable. Distributions from a fund's long-term capital gains are taxed as long-term capital gains regardless of how long you have held fund shares. Distributions from other sources (including the fund's short-term capital gains) are generally taxed as ordinary income. The funds will mostly make capital-gain distributions, which will be largely derived from the fund's short-term or long-term capital gains.


   If you buy shares shortly before or on the "record date"--the date that establishes you as the person to receive the upcoming distribution--you may receive a portion of the money you just invested in the form of a taxable distribution.

   The Form 1099-DIV that is mailed to you every January details your distributions and their federal-tax category, including the portion taxable as long-term capital gain.

TAXES ON TRANSACTIONS

   Any time you sell or exchange shares, it is considered a taxable event for you. Depending on the purchase price and the sale price of the shares you sell or exchange, you may have a gain or loss on the transaction. You are responsible for any tax liabilities generated by your transactions.


                               OTHER INFORMATION

     ABOUT THE DISTRIBUTOR

   Credit Suisse Asset Management Securities, Inc. (CSAMSI), an affiliate of CSAM, is responsible for:

 - making the funds available to you

 - account servicing and maintenance

 - other administrative services related to sale of the Common Class

   As part of their business strategies, the Small Company Value II Fund and the Small Company Growth Fund have each adopted a Rule 12b-1 shareholder-servicing and distribution plan to compensate CSAMSI for providing certain shareholder and other services related to the sale of the Common Class. Under the plan, CSAMSI receives fees at an annual rate of 0.25% of average daily net assets of the fund's Common Class. Because the fees are paid out of the fund's assets on an ongoing basis, over time they will increase the cost of your investment and may cost you more than paying other types of sales charges.

   With respect to each of the funds, CSAMSI, CSAM or their affiliates may make additional payments out of their own resources to firms offering Common Class shares for providing administration, subaccounting, transfer agency and/or other services. Under certain circumstances, the funds may reimburse a portion of these payments.


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                              FOR MORE INFORMATION



   More information about these funds is available free upon request, including the following:

     SHAREHOLDER GUIDE

   Explains how to buy and sell shares. The Shareholder Guide is incorporated by reference into (is legally part of) this Prospectus.

     ANNUAL/SEMIANNUAL REPORT TO SHAREHOLDERS

   Includes financial statements, portfolio investments and detailed performance information.

   The Annual Report also contains a letter from the funds' managers discussing market conditions and investment strategies that significantly affected fund performance during its past fiscal year.

     OTHER INFORMATION

   A current Statement of Additional Information (SAI), which provides more details about the funds, is on file with the Securities and Exchange Commission
(SEC) and is incorporated by reference.

   You may visit the SEC's Internet Web site (www.sec.gov) to view the SAI, material incorporated by reference, and other information. You can also obtain copies by visiting the SEC's Public Reference Room in Washington, DC
(phone 202-942-8090) or by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, DC 20549-6009 or electronically at publicinfo@sec.gov.

   Please contact Warburg Pincus Funds to obtain information, without charge, the SAI, Annual and Semiannual Reports and portfolio holdings and other information, and to make shareholder inquiries:

BY TELEPHONE:
   800-WARBURG
   (800-927-2874)

BY FACSIMILE:
   646-354-5026

BY MAIL:
   Warburg Pincus Funds
   P.O. Box 9030
   Boston, MA 02205-9030

BY OVERNIGHT OR COURIER SERVICE:
   Boston Financial Data Services, Inc.
   Attn: Warburg Pincus Funds
   66 Brooks Drive
   Braintree, MA 02184

ON THE INTERNET:
   www.warburg.com

SEC FILE NUMBERS:

Warburg Pincus Emerging Growth Fund                                    811-05396
Warburg Pincus Small Company
Value II Fund                                                          811-07375

Warburg Pincus Small Company
Growth Fund                                                            811-07909

                          [WARBURG PINCUS FUNDS LOGO]
                      P.O. BOX 9030, BOSTON, MA 02205-9030
                 800-WARBURG (800-927-2874)  - www.warburg.com

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC., DISTRIBUTOR.       WPUSS-1-0201





VIA EDGAR


March 7, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      Warburg Pincus Funds Listed on Schedule A

Ladies and Gentlemen:

On behalf of the Warburg, Pincus Funds listed on Schedule A (each a "Registrant"), I hereby transmit for filing pursuant to Rule 497(c) under the Securities Act of 1933, as amended, each Registrant's Prospectuses, Shareholder Guide and Statement of Additional Information.

The Registration Statements, of which these Prospectuses, Shareholder Guide and Statement of Additional Information are a part, were declared effective by the Securities and Exchange Commission on February 28, 2001.

Very truly yours,

/s/ Niral P. Kalaria
--------------------
Niral P. Kalaria

Enclosures

cc:      Hal Liebes
         Rose F. DiMartino

                                   SCHEDULE A

Warburg Pincus Balanced Fund, Inc.
Securities Act File No. 33-00533
Investment Company Act File No. 811-07517

Warburg Pincus Value II Fund, Inc.
Securities Act File No. 33-00527
Investment Company Act File No. 811-07515

Warburg Pincus Capital Appreciation Fund
Securities Act File No. 33-12344
Investment Company Act File No. 811-05041

Warburg Pincus Emerging Growth Fund, Inc.
Securities Act File No. 33-18632
Investment Company Act File No. 811-05396

Warburg Pincus Small Company Value II Fund, Inc.
Securities Act File No. 33-63653
Investment Company Act File No. 811-07375

Warburg Pincus Small Company Growth Fund, Inc.
Securities Act File No. 33-15453
Investment Company Act File No. 811-07909

     [WARBURG PINCUS FUNDS LOGO]         PART OF [CREDIT SUISSE/ASSET
                                         MANAGEMENT LOGO]
                                   PROSPECTUS
                                 Advisor Class
                               February 28, 2001

                                 WARBURG PINCUS
                          SMALL COMPANY VALUE II FUND

           As with all mutual funds, the Securities and Exchange
           Commission has not approved this fund, nor has it passed upon the adequacy or accuracy of this Prospectus. It is a criminal offense to state otherwise.

           Warburg Pincus Advisor Funds are advised by Credit Suisse Asset Management, LLC.

                                    CONTENTS

KEY POINTS.................... ....................           4
   Goal and Principal Strategies...................           4
   Investor Profile................................           4
   A Word About Risk...............................           5
PERFORMANCE SUMMARY............... ................           6
   Year-by-Year Total Returns......................           6
   Average Annual Total Returns....................           7
INVESTOR EXPENSES................ .................           8
   Fees and Fund Expenses..........................           8
   Example.........................................           9
THE FUND IN DETAIL................ ................          10
   The Management Firm.............................          10
   Multi-Class Structure...........................          10
   Fund Information Key............................          11
   Goal and Strategies.............................          12
   Portfolio Investments...........................          12
   Risk Factors....................................          12
   Portfolio Management............................          13
   Investor Expenses...............................          13
MORE ABOUT RISK................. ..................          14
   Introduction....................................          14
   Types of Investment Risk........................          14
   Certain Investment Practices....................          16
MEET THE MANAGERS................ .................          18
ABOUT YOUR ACCOUNT................ ................          19
   Share Valuation.................................          19
   Account Statements..............................          19
   Distributions...................................          19
   Taxes...........................................          20
OTHER INFORMATION................ .................          21
   About the Distributor...........................          21
BUYING SHARES.................. ...................          22
SELLING SHARES.................. ..................          24
SHAREHOLDER SERVICES............... ...............          26
OTHER POLICIES.................. ..................          27
FOR MORE INFORMATION............... ...............  back cover


                                   KEY POINTS
                         GOAL AND PRINCIPAL STRATEGIES

    FUND/RISK FACTORS                GOAL                         STRATEGIES
SMALL COMPANY VALUE II     Long-term capital          - Invests in equity securities of
FUND                       appreciation               small U.S. companies
Risk factors:                                         - Analyzes factors such as
 Market risk                                            price-to-earnings, price-to-book
Special-situation                                       and price-to-cash flow ratios,
 companies                                            using a value investment style
Start-up and other small
 companies

     INVESTOR PROFILE

   THIS FUND IS DESIGNED FOR INVESTORS WHO:

 - are investing for long-term goals that may include college or retirement

 - are willing to assume the risk of losing money in exchange for attractive potential long-term returns

 - are investing for capital appreciation

 - want to diversify their portfolios with a more aggressive stock fund

   THEY MAY NOT BE APPROPRIATE IF YOU:

 - are investing for a shorter time horizon

 - are uncomfortable with an investment that will fluctuate in value

 - are looking for income

   You should base your investment decision on your own goals, risk preferences and time horizon.


     A WORD ABOUT RISK

   All investments involve some level of risk. Simply defined, risk is the possibility that you will lose money or not make money.

   Principal risk factors for the fund are discussed below. Before you invest, please make sure you understand the risks that apply to the fund. As with any mutual fund, you could lose money over any period of time.

   Investments in the fund are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

MARKET RISK

   The market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations, which are often referred to as "volatility," may cause a security to be worth less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy, or the market as a whole. Market risk is common to most investments--including stocks and bonds, and the mutual funds that invest in them.

START-UP AND OTHER SMALL COMPANIES

   Start-up and other small companies may have less-experienced management, limited product lines, unproven track records or inadequate capital reserves. Their securities may carry increased market, liquidity and other risks. Key information about the company may be inaccurate or unavailable.

SPECIAL-SITUATION COMPANIES

   "Special situations" are unusual developments that affect a company's market value. Examples include mergers, acquisitions and reorganizations. Securities of special-situation companies may decline in value if the anticipated benefits of the special situation do not materialize.


                              PERFORMANCE SUMMARY

The bar chart and the table below provide an indication of the risks of investing in the fund. The bar chart shows you how the fund's performance has varied from year to year for up to 10 years. The table compares the fund's performance over time to that of a broadly based securities market index. As with all mutual funds, past performance is not a prediction of the future.

                           YEAR-BY-YEAR TOTAL RETURNS

                                                                           YEAR ENDED 12/31:
                                                                1996    1997      1998      1999      2000
SMALL COMPANY VALUE II FUND.................................  57.00%  17.77%         -     7.22%    12.09%
                                                                                14.80%

Best quarter: 15.97% (Q3 97)
Worst quarter: -21.21% (Q3 98)
Inception date: 12/29/95



                                                                        SMALL COMPANY VALUE II
                                                                                 FUND
                                                                        ----------------------
1996                                                                             57.00
1997                                                                             17.77
1998                                                                            -14.80
1999                                                                              7.22
2000                                                                             12.09


                          AVERAGE ANNUAL TOTAL RETURNS

                                  ONE YEAR   FIVE YEARS   TEN YEARS    LIFE OF   INCEPTION
     PERIOD ENDED 12/31/00:         2000     1996-2000    1991-2000     FUND       DATE
SMALL COMPANY VALUE II FUND        12.09%     13.63%         NA        13.59%    12/29/95
RUSSELL 2000 INDEX*                -3.02%     10.32%         NA        10.32%

* The Russell 2000 Index is an unmanaged index (with no defined investment objective) of approximately 2,000 small-cap stocks, includes reinvestment of dividends, and is compiled by Frank Russell Company.

                           UNDERSTANDING PERFORMANCE

   BTOTAL RETURN tells you how much an investment in the fund has changed in value over a given time period. It assumes that all dividends and capital gains (if any) were reinvested in additional shares. The change in value can be stated either as a cumulative return or as an average annual rate of return.

   BA CUMULATIVE TOTAL RETURN is the actual return of an investment for a specified period. The year-by-year total returns in the bar chart are examples of one-year cumulative total returns.

   BAn AVERAGE ANNUAL TOTAL RETURN applies to periods longer than one year.
    It smoothes out the variations in year-by-year performance to tell you what constant annual return would have produced the investment's actual cumulative return. This gives you an idea of an investment's annual contribution to your portfolio, assuming you held it for the entire period.

   BBecause of compounding, the average annual total returns in the table cannot be computed by averaging the returns in the bar chart.


                               INVESTOR EXPENSES

                             FEES AND FUND EXPENSES

This table describes the fees and expenses you may bear as a shareholder. Annual fund operating expense figures are for the fiscal year ended October 31, 2000.


SHAREHOLDER FEES
 (paid directly from your investment)
Sales charge "load" on purchases                               NONE
Deferred sales charge "load"                                   NONE
Sales charge "load" on reinvested distributions                  NONE
Redemption fees                                                  NONE
Exchange fees                                                    NONE
ANNUAL FUND OPERATING EXPENSES
 (deducted from fund assets)
Management fee                                                  1.00%
Distribution and service (12b-1) fee                             .50%
Other expenses                                                   .74%
TOTAL ANNUAL FUND OPERATING EXPENSES*                           2.24%

*Actual fees and expenses for the fiscal year ended October 31, 2000 are shown below. Fee waivers and expense reimbursements or credits reduced expenses during 2000, but may be discontinued at any time.

                   EXPENSES AFTER WAIVERS
                     AND REIMBURSEMENTS
Management fee                                                   .84%
Distribution and service (12b-1) fee                             .50%
Other expenses                                                   .65%
                                                                -----
TOTAL ANNUAL FUND OPERATING EXPENSES                            1.99%


                                    EXAMPLE

This example may help you compare the cost of investing in this fund with the cost of investing in other mutual funds. Because it uses hypothetical conditions, your actual costs may be higher or lower.

Assume you invest $10,000, the fund returns 5% annually, expense ratios remain as listed in the first table on the opposite page (before fee waivers and expense reimbursements or credits) and you close your account at the end of each of the time periods shown. Based on these assumptions, your cost would be:

      ONE YEAR            THREE YEARS            FIVE YEARS            TEN YEARS
        $227                  $700                 $1,200                $2,575


                               THE FUND IN DETAIL


THE MANAGEMENT FIRM

CREDIT SUISSE ASSET
MANAGEMENT, LLC
466 Lexington Ave.
New York, NY 10017

 - Investment adviser for the fund

 - Responsible for managing the fund's assets according to its goal and strategies.

 - A member of Credit Suisse Asset Management, the institutional asset management and mutual fund arm of Credit Suisse Group (Credit Suisse), one of the world's leading banks

 - Credit Suisse Asset Management companies manage approximately $94 billion in the U.S. and $298 billion globally

 - Credit Suisse Asset Management has offices in 14 countries, including SEC-registered offices in New York and London; other offices (such as those in Budapest, Frankfurt, Milan, Moscow, Paris, Prague, Sydney, Tokyo, Warsaw and Zurich) are not registered with the U.S. Securities and Exchange Commission

   For easier reading, Credit Suisse Asset Management, LLC will be referred to as "CSAM" or "we" throughout this Prospectus.

     MULTI-CLASS STRUCTURE

   The fund offers two classes of shares, Common and Advisor. This Prospectus offers the Advisor Class of shares, which are sold through financial-services firms.

   The Common Class of the fund is described in a separate prospectus.


     FUND INFORMATION KEY

   A concise description of the fund begins on the next page. The description provides the following information about the fund:

GOAL AND STRATEGIES
   The fund's particular investment goal and the strategies it intends to use in pursuing that goal. Percentages of fund assets are based on total assets unless indicated otherwise.

PORTFOLIO INVESTMENTS
   The primary types of securities in which the fund invests. Secondary investments are described in "More About Risk."

RISK FACTORS
   The major risk factors associated with the fund. Additional risk factors are included in "More About Risk."

PORTFOLIO MANAGEMENT
   The individuals designated by the investment adviser to handle the fund's day-to-day management.

INVESTOR EXPENSES
   Actual fund expenses for the 2000 fiscal year. Future expenses may be higher or lower.

 - MANAGEMENT FEE The fee paid to the investment adviser for providing investment advice to the fund. Expressed as a percentage of average net assets after waivers.

 - DISTRIBUTION AND SERVICE (12B-1) FEES Fees paid by the fund to the distributor for making shares of the fund available to you. Expressed as a percentage of average net assets.

 - OTHER EXPENSES Fees paid by the fund for items such as administration, transfer agency, custody, auditing, legal and registration fees and miscellaneous expenses. Expressed as a percentage of average net assets after waivers, credits and reimbursements.

FINANCIAL HIGHLIGHTS
   A table showing the fund's audited financial performance for up to five years.

 - TOTAL RETURN How much you would have earned on an investment in the fund, assuming you had reinvested all dividend and capital-gain distributions.

 - PORTFOLIO TURNOVER An indication of trading frequency. The funds may sell securities without regard to the length of time they have been held. A high turnover rate may increase the fund's transaction costs and negatively affect its performance. Portfolio turnover may also result in capital-gain distributions that could raise your income-tax liability.

   The Annual Report includes the auditor's report, along with the fund's financial statements. It is available free upon request.


     GOAL AND STRATEGIES

   The Small Company Value II Fund seeks long-term capital appreciation. To pursue this goal, it invests in equity securities of small U.S. value companies. Current income is a secondary consideration in selecting portfolio investments.

   Value companies are companies whose earnings power or asset value does not appear to be reflected in the current stock price. As a result, value companies look underpriced according to financial measurements of their intrinsic worth or business prospects. These measurements include price-to-earnings, price-to-book, price-to-cash flow and debt-to-equity ratios. The portfolio managers determine value based upon research and analysis, taking all relevant factors into account.

   Under normal market conditions, the fund will invest at least 65% of assets in equity securities of small U.S. companies. The fund considers a "small" company to be one whose market capitalization is within the range of capitalizations of companies in the Russell 2000 Index. As of December 31, 2000, market capitalizations of Russell 2000 companies ranged from approximately $4 million to $6.1 billion.

   Some companies may outgrow the definition of a small company after the fund has purchased their securities. These companies continue to be considered small for purposes of the fund's 65% minimum allocation to small-company equities. In addition, the fund may invest in companies of any size once the 65% policy is met. As a result, the fund's average market capitalization may sometimes exceed that of the largest company in the Russell 2000 Index.
     PORTFOLIO INVESTMENTS

   The fund invests primarily in equity securities of small-capitalization value companies. Equity holdings may consist of:

 - common and preferred stocks

 - securities convertible into common stocks

 - rights and warrants

   The fund may invest up to 10% of assets in foreign securities. To a limited extent, it may also engage in other investment practices.
     RISK FACTORS

   The fund's principal risk factors are:

 - market risk

 - start-up and other small companies

 - special-situation companies

   The value of your investment generally will fluctuate in response to stock-market movements.

   Different types of stocks (such as "growth" vs. "value" stocks) tend to shift in and out of favor depending on market and economic conditions. Accordingly, the fund's performance may sometimes be lower or higher than that of other types of funds (such as those emphasizing growth stocks).

   Investing in start-up and other small companies may expose the fund to increased market, liquidity and information risks. These risks are defined in "More About Risk."

   Small companies are often involved in "special situations." Securities of special-situation companies may decline in value and hurt the fund's performance if the anticipated benefits of the special situation do not materialize. "More About Risk" details certain other investment practices the fund may use. Please read that section carefully before you invest.

     PORTFOLIO MANAGEMENT

   Roger W. Vogel and Richard Hanlon co-manage the fund's investment portfolio. You can find out more about them in "Meet the Managers."
     INVESTOR EXPENSES

   Management fee                                                        .84%
   Distribution and service
   (12b-1) fee                                                           .50%
   All other expenses                                                    .65%
     Total expenses                                                     1.99%

                              FINANCIAL HIGHLIGHTS

The figures below have been audited by the fund's independent auditors, PricewaterhouseCoopers LLP.


      PERIOD ENDED:           2000           1999           1998            1997             1996(1
PER-SHARE DATA
Net asset value, beginning
of period                     $12.35         $13.30         $18.65          $14.46          $10.00
Investment activities:
Net investment loss            (0.01)         (0.18)         (0.40)          (0.08)          (0.02)
Net gains or losses on
investments
(both realized and
unrealized)                     2.59          (0.34)         (3.02)           4.44            4.48
 Total from investment
 activities                     2.58          (0.52)         (3.42)           4.36            4.46
Less Distributions:
From net realized capital
 gains                         (1.48)         (0.43)         (1.93)          (0.17)           0.00
 Total distributions           (1.48)         (0.43)         (1.93)          (0.17)           0.00
Net asset value, end of
period                        $13.45         $12.35         $13.30          $18.65          $14.46
Total return                   22.04%         (4.17%)       (19.93%)         30.47%          44.60%(2)
RATIOS AND SUPPLEMENTAL DATA
Net assets, end of period
(000s omitted)                   $29            $30            $53            $255              $5
Ratio of expenses to
average net assets              2.01%(1)       2.01%(1)       1.97%(1)        1.89%(1)        1.97%(1,3)
Ratio of net loss to
average net assets              (.07%)        (1.02%)         (.92%)          (.78%)          (.52%)(3)
Decrease reflected in
above operating expense
ratio due to
waivers/reimbursements           .23%           .39%           .27%            .65%           1.46%(3)
Portfolio turnover rate          155%           169%            78%            106%             43%(2)

(1)Interest earned on uninvested cash balances is used to offset portions of transfer agent expense. These arrangements resulted in a reduction to the net expense ratio by .02% for the year ended October 31, 2000 and by .01%, .00%, .01% and .00% for the year or period ended October 31, 1999, 1998, 1997 and 1996, respectively. The operating expense ratios after reflecting these arrangements were 1.99% for the year ended October 31, 2000 and 2.00%, 1.97%, 1.88% and 1.97% for the year or period ended October 31, 2000, 1999, 1998, 1997 and 1996, respectively.

(2) Non-annualized.

(3) Annualized.

                                MORE ABOUT RISK


     INTRODUCTION

   The fund's goal and principal strategies largely determine its risk profile. You will find a concise description of the fund's risk profile in "Key Points." The discussion of the fund contains more detailed information. This section discusses other risks that may affect the fund.

   The fund may use certain investment practices that have higher risks associated with them. However, the fund has limitations and policies designed to reduce many of the risks. The "Certain Investment Practices" table describes these practices and the limitations on their use.

     TYPES OF INVESTMENT RISK

   The following risks are referred to throughout this Prospectus.

   CORRELATION RISK The risk that changes in the value of a hedging instrument will not match those of the investment being hedged.

   CREDIT RISK The issuer of a security or the counterparty to a contract may default or otherwise become unable to honor a financial obligation.

   CURRENCY RISK Fluctuations in exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign-currency-denominated investments and may widen any losses.

   EXPOSURE RISK The risk associated with investments (such as derivatives) or practices (such as short selling) that increase the amount of money the fund could gain or lose on an investment.

    - HEDGED Exposure risk could multiply losses generated by a derivative or practice used for hedging purposes. Such losses should be substantially offset by gains on the hedged investment. However, while hedging can reduce or eliminate losses, it can also reduce or eliminate gains.

    - SPECULATIVE To the extent that a derivative or practice is not used as a hedge, the fund is directly exposed to its risks. Gains or losses from speculative positions in a derivative may be much greater than the derivative's original cost. For example, potential losses from writing uncovered call options and from speculative short sales are unlimited.

   INFORMATION RISK Key information about an issuer, security or market may be inaccurate or unavailable.

   INTEREST-RATE RISK Changes in interest rates may cause a decline in the market value of an investment. With bonds and other fixed-income securities, a rise in interest rates typically causes a fall in values, while a fall in interest rates typically causes a rise in values.

   LIQUIDITY RISK Certain fund securities may be difficult or impossible to sell at the time and the price that the fund would like. The fund may have to lower the price, sell other securities instead or forego an investment opportunity. Any of these could have a negative effect on fund management or performance.

   MARKET RISK The market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations, which are often referred to as "volatility," may cause a security to be worth less than it was worth at an earlier time. Market risk may affect a single issuer, industry, sector of the economy, or the market as a whole. Market risk is common to most investments--including stocks and bonds, and the mutual funds that invest in them.

   OPERATIONAL RISK Some countries have less-developed securities markets (and related transaction, registration and custody practices) that could subject the fund to losses from fraud, negligence, delay or other actions.

   POLITICAL RISK Foreign governments may expropriate assets, impose capital or currency controls, impose punitive taxes, or nationalize a company or industry. Any of these actions could have a severe effect on security prices and impair the fund's ability to bring its capital or income back to the U.S. Other political risks include economic policy changes, social and political instability, military action and war.

   VALUATION RISK The lack of an
active trading market may make it difficult to obtain an accurate price for a fund security.

                          CERTAIN INVESTMENT PRACTICES

For each of the following practices, this table shows the applicable investment limitation. Risks are indicated for each practice.

KEY TO TABLE:

/x/    Permitted without limitation; does not indicate actual use
20%    Italic type (e.g., 20%) represents an investment limitation as a
       percentage of NET fund assets; does not indicate actual use
20%    Roman type (e.g., 20%) represents an investment limitation as a percentage of TOTAL fund assets; does not indicate
       actual use
/ /    Permitted, but not expected to be used to a significant
       extent
--     Not permitted

--------------------------------------------------------------------
 INVESTMENT PRACTICE                                          LIMIT
--------------------------------------------------------------------
BORROWING The borrowing of money from banks to meet
redemptions or for other temporary or emergency purposes.
Speculative exposure risk.                                     30%
--------------------------------------------------------------------
FUTURES AND OPTIONS ON FUTURES Exchange-traded contracts
that enable the fund to hedge against or speculate on future changes in currency values, interest rates or stock indexes.
Futures obligate the fund (or give it the right, in the case of options) to receive or make payment at a specific future
time based on those future changes.(1) Correlation,
currency, hedged exposure, interest-rate, market,
speculative exposure risks.(2)                                  / /
--------------------------------------------------------------------
FOREIGN SECURITIES Securities of foreign issuers. May
include depositary receipts. Currency, euro conversion,
information, liquidity, market, operational, political,
valuation risks.                                               10%
--------------------------------------------------------------------
INVESTMENT-GRADE DEBT SECURITIES Debt securities rated
within the four highest grades (AAA/Aaa through BBB/Baa) by
Standard & Poor's or Moody's rating service, and unrated
securities of comparable quality. Credit, interest-rate,
market risks.                                                  20%
--------------------------------------------------------------------
NON-INVESTMENT-GRADE DEBT SECURITIES Debt securities rated
below the fourth-highest grade (BBB/Baa) by Standard &
Poor's or Moody's rating service, and unrated securities of
comparable quality. Commonly referred to as junk bonds.
Credit, information, interest-rate, liquidity, market,
valuation risks.                                               10%
--------------------------------------------------------------------
OPTIONS Instruments that provide a right to buy (call) or
sell (put) a particular security, currency or index of
securities at a fixed price within a certain time period.
The fund may purchase or sell (write) both put and call
options for hedging or speculative purposes.(1) Correlation, credit, hedged exposure, liquidity, market, speculative
exposure risks.                                                25%
--------------------------------------------------------------------
RESTRICTED AND OTHER ILLIQUID SECURITIES Certain securities
with restrictions on trading, or those not actively traded.
May include private placements. Liquidity, market, valuation
risks.                                                         10%
--------------------------------------------------------------------
SECURITIES LENDING Lending portfolio securities to financial institutions; the fund receives cash, U.S. government
securities or bank letters of credit as collateral. Credit,
liquidity, market risks.                                      33 1/3%
--------------------------------------------------------------------
SPECIAL-SITUATION COMPANIES Companies experiencing unusual
developments affecting their market values. Special
situations may include acquisition, consolidation,
reorganization, recapitalization, merger, liquidation,
special distribution, tender or exchange offer, or
potentially favorable litigation. Securities of a
special-situation company could decline in value and hurt
the fund's performance if the anticipated benefits of the
special situation do not materialize. Information, market
risks.                                                          /x/
--------------------------------------------------------------------
START-UP AND OTHER SMALL COMPANIES Companies with small
relative market capitalizations, including those with
continuous operations of less than three years. Information,
liquidity, market, valuation risks.                             /x/
--------------------------------------------------------------------
TEMPORARY DEFENSIVE TACTICS Placing some or all of the
fund's assets in investments such as money-market
obligations and investment-grade debt securities for
defensive purposes. Although intended to avoid losses in
adverse market, economic, political or other conditions,
defensive tactics might be inconsistent with the fund's
principal investment strategies and might prevent the fund
from achieving its goal.                                        / /
--------------------------------------------------------------------
WARRANTS Options issued by a company granting the holder the right to buy certain securities, generally common stock, at
a specified price and usually for a limited time. Liquidity,
market, speculative exposure risks.                            10%
--------------------------------------------------------------------
WHEN-ISSUED SECURITIES AND FORWARD COMMITMENTS The purchase
or sale of securities for delivery at a future date; market
value may change before delivery. Liquidity, market,
speculative exposure risks.                                    20%
--------------------------------------------------------------------

(1) The fund is not obligated to pursue any hedging strategy. In addition, hedging practices may not be available, may be too costly to be used effectively or may be unable to be used for other reasons.
(2) The fund is limited to 5% of net assets for initial margin and premium amounts on futures positions considered to be speculative by the Commodity Futures Trading Commission.

                               MEET THE MANAGERS

                            [Richard W. Vogel PHOTO]
                                RICHARD W. VOGEL
                               Managing Director

Co-Portfolio Manager,
Small Company Value II Fund
since January 2001

With CSAM since 2000 as a result of Credit Suisse's acquisition of Donaldson, Lufkin & Jenrette, Inc. and the transfer of the business of DLJ Asset Management Group, Inc. ("DLJAM") to CSAM

With DLJAM since 1993

                             [Richard Hanlon PHOTO]
                                 RICHARD HANLON
                                    Director

Co-Portfolio Manager,
Small Company Value II Fund
since January 2001

With CSAM since 2000 as a result of Credit Suisse's acquisition of Donaldson, Lufkin & Jenrette, Inc. and the transfer of the business of DLJAM to CSAM

With DLJAM since 1994

           Job title indicates position with the investment adviser.

                               ABOUT YOUR ACCOUNT


     SHARE VALUATION

   The price of your shares is also referred to as their net asset value (NAV).

   The NAV is determined at the close of regular trading on the New York Stock Exchange (NYSE) (usually 4 p.m. Eastern Time) each day the NYSE is open for business. It is calculated by dividing the Advisor Class's total assets, less its liabilities, by the number of Advisor Class shares outstanding.

   The fund values its securities based on market quotations when it calculates its NAV. If market quotations are not readily available, securities and other assets are valued by another method that the Board of Directors believes accurately reflects fair value. Debt obligations that will mature in 60 days or less are valued on the basis of amortized cost, unless the Board of Directors determines that using this method would not reflect an investment's value.

   Some fund securities may be listed on foreign exchanges that are open on days (such as U.S. holidays) when the fund does not compute its prices. This could cause the value of the fund's portfolio investments to be affected by trading on days when you cannot buy or sell shares.

     ACCOUNT STATEMENTS

   In general, you will receive account statements or notices as follows:

 - after every transaction that affects your account balance (except for distribution reinvestments and automatic transactions)

 - after any changes of name or address of the registered owner(s)

 - otherwise, every calendar quarter

   You will also receive annual and semiannual financial reports.

     DISTRIBUTIONS

   As a fund investor, you will receive distributions.

   The fund may earn dividends from stocks and interest from bond, money-market and other investments. These are passed along as dividend distributions. The fund realizes capital gains whenever it sells securities for a higher price than it paid for them. These are passed along as capital-gain distributions.

   The fund typically distributes dividends and capital gains annually, usually in December.

   Most investors have their distributions reinvested in additional shares of the same fund. Distributions will be reinvested unless you choose on your account application to have a check for your distributions mailed to you or sent by electronic transfer.

   Estimated year-end distribution information, including record and payment dates, will be available late in the year at www.warburg.com or by calling 800-222-8977. Investors are encouraged to consider the potential tax consequences of distributions prior to buying or selling shares of the fund.

     TAXES

   As with any investment, you should consider how your investment in the fund will be taxed. If your account is not a tax-advantaged retirement account, you should be especially aware of the following potential tax implications. Please consult your tax professional concerning your own tax situation.

TAXES ON DISTRIBUTIONS
   As long as the fund continues to meet the requirements for being a tax-qualified regulated investment company, it pays no federal income tax on the earnings it distributes to shareholders.

   Distributions you receive from the fund, whether reinvested or taken in cash, are generally considered taxable. Distributions from the fund's long-term capital gains are taxed as long-term capital gains regardless of how long you have held fund shares. Distributions from other sources (including the fund's short-term capital gains) are generally taxed as ordinary income. The fund will mostly make capital-gain distributions, which will be largely derived from the fund's short-term or long-term capital gains.

   If you buy shares shortly before or on the "record date"--the date that establishes you as the person to receive the upcoming distribution--you may receive a portion of the money you just invested in the form of a taxable distribution.

   The Form 1099-DIV that is mailed to you every January details your distributions and their federal-tax category, including the portion taxable as long-term capital gain.

TAXES ON TRANSACTIONS
   Any time you sell or exchange shares, it is considered a taxable event for you. Depending on the purchase price and the sale price of the shares you sell or exchange, you may have a gain or loss on the transaction. You are responsible for any tax liabilities generated by your transactions.

                               OTHER INFORMATION

     ABOUT THE DISTRIBUTOR

   Credit Suisse Asset Management Securities, Inc. (CSAMSI), a wholly owned subsidiary of CSAM, is responsible for:

 - making the fund available to you

 - account servicing and maintenance

 - other administrative services related to sale of the Advisor Class

   Certain institutions and financial-services firms may offer Advisor Class shares to their clients and customers (or participants in the case of retirement plans). These firms provide distribution, administrative and shareholder services for fund shareholders. The fund has adopted a Rule 12b-1 shareholder-servicing and distribution plan to compensate these firms for their services. The current 12b-1 fee is .50% per annum of the fund's average daily net assets, although under the 12b-1 plan the fund is authorized to pay up to .75%. CSAMSI, CSAM or their affiliates may make additional payments out of their own resources to firms offering Advisor Class shares for providing administration, subaccounting, transfer agency and/or other services. Under certain circumstances, the fund may reimburse a portion of these payments.

                                 BUYING SHARES

     OPENING AN ACCOUNT

   Your account application provides us with key information we need to set up your account correctly. It also lets you authorize services that you may find convenient in the future.

   If you need an application, call our Institutional Services Center to receive one by mail or fax.

   You can make your initial investment by check or wire. The "By Wire" method in the table enables you to buy shares on a particular day at that day's closing NAV.

     BUYING AND SELLING SHARES

   The fund is open on those days when the NYSE is open, typically Monday through Friday. If we receive your request in proper form by the close of the NYSE (usually 4 p.m. ET), your transaction will be priced at that day's NAV. If we receive it after that time, it will be priced at the next business day's NAV.

FINANCIAL-SERVICES FIRMS

   You can buy and sell fund shares through a variety of financial-services firms such as banks, brokers and financial advisors. The fund has authorized these firms (and other intermediaries that the firms may designate) to accept orders. When an authorized firm or its designee has received your order, it is considered received by the fund and will be priced at the next-computed NAV.

   Financial-services firms may charge transaction fees or other fees that you could avoid by investing directly with the fund. Please read their program materials for any special provisions or additional service features that may apply to your investment. Certain features of the fund, such as the minimum initial or subsequent investment amounts, may be modified.

     ADDING TO AN ACCOUNT

   You can add to your account in a variety of ways, as shown in the table. If you want to use Automated Clearing House (ACH) transfer, be sure to complete the "ACH on Demand" section of the Advisor Class account application.

     INVESTMENT CHECKS

   Checks should be made payable in U.S. dollars to Warburg Pincus Advisor Funds. Unfortunately, we cannot accept "starter" checks that do not have your name pre-printed on them. We also cannot accept checks payable to you or to another party and endorsed to the order of Warburg Pincus Advisor Funds. These types of checks may be returned to you and your purchase order may not be processed.

           OPENING AN ACCOUNT                            ADDING TO AN ACCOUNT
BY CHECK
- Complete the Warburg Pincus Advisor          - Make your check payable to Warburg
  Funds New Account Application.                 Pincus Advisor Funds.
- Make your check payable to Warburg           - Write the account number and the fund
  Pincus Advisor Funds.                          name on your check.
- Write the fund name on the check.            - Mail to Warburg Pincus Advisor Funds.
- Mail to Warburg Pincus Advisor Funds.
BY EXCHANGE
- Call our Institutional Services Center       - Call our Institutional Services Center
  to request an exchange from another            to request an exchange from another
  Warburg Pincus Advisor Fund or                 Warburg Pincus Advisor Fund or
  portfolio. Be sure to read the current         portfolio.
  Prospectus for the new fund or               - If you do not have telephone
  portfolio.                                     privileges, mail or fax a letter of
- If you do not have telephone                   instruction signed by all shareholders.
  privileges, mail or fax a letter of
  instruction signed by all shareholders.
 BY WIRE
 - Complete and sign the New Account           - Call our Institutional Services Center
  Application.                                   by 4 p.m. ET to inform us of the incoming
- Call our Institutional Services Center         wire. Please be sure to specify the
  and fax the signed New Account                 account registration, account number
  Application by 4 p.m. ET.                      and the fund name on your wire advice.
- The Institutional Services Center will       - Wire the money for receipt that day.
  telephone you with your account number.
  Please be sure to specify the account
  registration, account number and the
  fund name on your wire advice.
- Wire your initial investment for
  receipt that day.
- Mail the original, signed application
  to Warburg Pincus Advisor Funds.
BY ACH TRANSFER
- Cannot be used to open an account.           - Call our Institutional Services Center
                                                 to request an ACH transfer from your
                                                 bank.
                                               - Your purchase will be effective at the
                                                 next NAV calculated after we receive your
                                                 order in proper form.
                                               - Requires ACH on Demand privileges.

                         INSTITUTIONAL SERVICES CENTER
                                  800-222-8977
                      MONDAY - FRIDAY, 8 A.M. - 5 P.M. ET
                                       23

                                 SELLING SHARES

   SELLING SOME OR ALL OF YOUR SHARES                       CAN BE USED FOR
BY MAIL

Write us a letter of instruction that        - Sales of any amount.
includes:
- your name(s) and signature(s) or, if
  redeeming on an investor's behalf, the
  name(s) of the registered owner(s) and
  the signature(s) of their legal
  representative(s)
- the fund name and account number
- the dollar amount you want to sell
- how to send the proceeds
Obtain a signature guarantee or other
documentation, if required (see "Selling
Shares in Writing").
Mail the materials to Warburg Pincus
Advisor Funds.
If only a letter of instruction is
required, you can fax it to the
Institutional Services Center (unless a
signature guarantee is required).
BY EXCHANGE
- Call our Institutional Services Center     - Accounts with telephone privileges.
  to request an exchange into another          If you do not have telephone privileges,
Warburg Pincus Advisor Fund or portfolio.      mail or fax a letter of instruction to
Be sure to read the current Prospectus         exchange shares.
for the new fund or portfolio.
BY PHONE

Call our Institutional Services Center to    - Accounts with telephone privileges.
request a redemption. You can receive the
proceeds as:
- a check mailed to the address of record
- an ACH transfer to your bank
- a wire to your bank
See "By Wire or ACH Transfer" for
details.
BY WIRE OR ACH TRANSFER
- Complete the "Wire Instructions" or          - Requests by phone or mail.
  "ACH on Demand" section of your New
Account Application.
- For federal-funds wires, proceeds will
  be wired on the next business day. For
  ACH transfers, proceeds will be
  delivered within two business days.


                                HOW TO REACH US

  INSTITUTIONAL SERVICES CENTER
  Toll free: 800-222-8977
  Fax:      646-354-5026

  MAIL
  Warburg Pincus Advisor Funds
  P.O. Box 9030
  Boston, MA 02205-9030

  OVERNIGHT/COURIER SERVICE
  Boston Financial Data Services, Inc.
  Attn: Warburg Pincus Advisor Funds
  66 Brooks Drive
  Braintree, MA 02184

  INTERNET WEB SITE
  www.warburg.com

                               WIRE INSTRUCTIONS

  State Street Bank and Trust Company
  ABA# 0110 000 28
  Attn: Mutual Funds/Custody Dept.
  [Warburg Pincus Advisor Fund Name]
  DDA# 9904-649-2
  F/F/C: [Account Number and Account registration]
     SELLING SHARES IN WRITING

   Some circumstances require a written sell order, along with a signature guarantee. These include:

 - accounts whose address of record has been changed within the past 30 days

 - redemptions in certain large accounts (other than by exchange)

 - requests to send the proceeds to a different payee or address than on record

 - shares represented by certificates, which must be returned with your sell order

   A signature guarantee helps protect against fraud. You can obtain one from most banks or securities dealers, but not from a notary public.

     RECENTLY PURCHASED SHARES

   For fund shares purchased other than by bank wire, bank check, U.S. Treasury check, certified check or money order, the fund will delay payment of your cash redemption proceeds until check or other purchase payment clears, which generally takes up to 10 calendar days from the day of purchase. At any time during this period, you may exchange into another fund.

                         INSTITUTIONAL SERVICES CENTER
                                  800-222-8977
                      MONDAY - FRIDAY, 8 A.M. - 5 P.M. ET


                              SHAREHOLDER SERVICES

     AUTOMATIC SERVICES

   Buying or selling shares automatically is easy with the services described below. You can set up most of these services with your account application or by calling our Institutional Services Center.

AUTOMATIC MONTHLY INVESTMENT PLAN

   For making automatic investments from a designated bank account.

AUTOMATIC WITHDRAWAL PLAN

   For making automatic monthly, quarterly, semiannual or annual withdrawals.

     STATEMENTS AND REPORTS

   The fund produces financial reports, which include among other things a list of the fund's portfolio holdings, semiannually and updates its prospectus annually. The fund generally does not hold shareholder meetings. To reduce expenses by eliminating duplicate mailings to the same address, the fund may choose to mail only one report, prospectus, proxy statement or information statement, as applicable, to your household, even if more than one person in the household has an account with the fund. Please call 800-222-8977 if you would like to receive additional reports, prospectuses or proxy statements.

     TRANSFERS/GIFTS TO MINORS

   Depending on state laws, you can set up a custodial account under the Uniform Transfers-to-Minors Act (UTMA) or the Uniform Gifts-to-Minors Act (UGMA). Please consult your tax professional about these types of accounts.

     ACCOUNT CHANGES

   Call our Institutional Services Center to update your account records whenever you change your address. The Institutional Services Center can also help you change your account information or privileges.


                                 OTHER POLICIES

     TRANSACTION DETAILS

   You are entitled to capital-gain and earned-dividend distributions as soon as your purchase order is executed.

   Your purchase order will be canceled and you may be liable for losses or fees incurred by the fund if:

 - your investment check or ACH transfer does not clear

 - you place a telephone order by 4 p.m. ET and we do not receive your wire that day

   If you wire money without first calling our Institutional Services Center to place an order, and your wire arrives after the close of regular trading on the NYSE, then your order will not be executed until the end of the next business day. In the meantime, your payment will be held uninvested. Your bank or other financial-services firm may charge a fee to send or receive wire transfers.

   While we monitor telephone-servicing resources carefully, during periods of significant economic or market change it may be difficult to place orders by telephone.

   Uncashed redemption or distribution checks do not earn interest.
     SPECIAL SITUATIONS

   The fund reserves the right to:

 - refuse any purchase or exchange request, including those from any person or group who, in the fund's view, is likely to engage in excessive trading

 - change or discontinue its exchange privilege after 30 days' notice to current investors, or temporarily suspend this privilege during unusual market conditions

 - impose minimum investment amounts after 15 days' notice to current investors of any increases

 - charge a wire-redemption fee

 - make a "redemption in kind"--payment in portfolio securities rather than cash--for certain large redemption amounts that could hurt fund operations

 - suspend redemptions or postpone payment dates as permitted by the Investment Company Act of 1940 (such as during periods other than weekends or holidays when the NYSE is closed or trading on the NYSE is restricted, or any other time that the SEC permits)

 - stop offering its shares for a period of time (such as when management believes that a substantial increase in assets could adversely affect it).

                         INSTITUTIONAL SERVICES CENTER
                                  800-222-8977
                      MONDAY - FRIDAY, 8 A.M. - 5 P.M. ET


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                              For More Information

   More information about the fund is available free upon request, including the following:

     ANNUAL/SEMIANNUAL REPORT TO SHAREHOLDERS

   Includes financial statements, portfolio investments and detailed performance information.

   The Annual Report also contains a letter from the fund's manager discussing market conditions and investment strategies that significantly affected fund performance during its past fiscal year.

     OTHER INFORMATION

   A current Statement of Additional Information (SAI), which provides more details about the fund, is on file with the Securities and Exchange Commission
(SEC) and is incorporated by reference.

   You may visit the SEC's Internet Web site (www.sec.gov) to view the SAI, material incorporated by reference, and other information. You can also obtain copies by visiting the SEC's Public Reference Room in Washington, DC (phone 202-942-8090) or by sending your request and a duplicating fee to the SEC's Public Reference Section, Washington, DC 20549-6009 or electronically at publicinfo@sec.gov.

   Please contact Warburg Pincus Advisor Funds to obtain information, without charge, the SAI, Annual and Semiannual Reports and portfolio holdings and other information, and to make shareholder inquiries:

BY TELEPHONE:
   800-222-8977

BY FACSIMILE:
   646-354-5026

BY MAIL:
   Warburg Pincus Advisor Funds
   P.O. Box 9030
   Boston, MA 02205-9030

BY OVERNIGHT OR COURIER SERVICE:
   Boston Financial Data Services, Inc.
   Attn: Warburg Pincus Advisor Funds
   66 Brooks Drive
   Braintree, MA 02184

ON THE INTERNET:
   www.warburg.com

SEC FILE NUMBER:

Warburg Pincus Small Company

Value II Fund                                                          811-07375

                          [WARBURG PINCUS FUNDS LOGO]
                                    PART OF
                     [CREDIT SUISSE/ASSET MANAGEMENT LOGO]

                      P.O. BOX 9030, BOSTON, MA 02205-9030
                         800-222-8977 - www.warburg.com

CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC., DISTRIBUTOR.       ADSCV-1-0201